EXHIBIT 13.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on January 21, 2003

                           CRUSADE MANAGEMENT LIMITED,
            --------------------------------------------------------
              as manager of the Crusade Global Trust No. 1 of 2001
             (Exact name of Registrant as specified in its Charter)

             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
            --------------------------------------------------------
                    (Address of principal executive offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                         Form 20-F [X]     Form 40-F []

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                             Yes []           No [X]


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_____________________________ .

OTHER EVENTS

         On the Quarterly Payment Date falling on January 21, 2003, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").


FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 2001, by the undersigned, thereunto duly authorized.


                    Crusade Management Limited,
                    as Trust Manager for the Crusade Global Trust No. 1 of 2001,
                    ------------------------------------------------------------
                    (Registrant)




Dated: January 23, 2003



                    By:   /S/  ROGER DESMARCHELIER
                       ---------------------------------------------------------
                       Name:   Roger Desmarchelier
                       Title:  Executive Manager

EXHIBIT INDEX


EXHIBIT          DESCRIPTION
--------------   ---------------------------------------------------------------
99.1             The Noteholders Report for the Quarterly Payment Date on
                 January 21, 2003

                                                                    EXHIBIT 99.1
                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 2001

                      COUPON PERIOD ENDING 21 JANUARY 2003


USD NOTES
-----------------------------------------------------------------------------------------------------------------------
                         FV OUTSTANDING                                  COUPON PAYMENTS      PRINCIPAL      CHARGE
                              (USD)         BOND FACTOR    COUPON RATE        (USD)        PAYMENTS (USD)  OFFS (USD)
-----------------------------------------------------------------------------------------------------------------------
CLASS A1 NOTES                   0.00         0.000000%      0.00000%               0.00             0.00     0.00
CLASS A2 NOTES         366,808,738.86        57.938515%      2.03000%       2,136,629.80    45,049,650.57     0.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                         FV OUTSTANDING                                  COUPON PAYMENTS      PRINCIPAL    CHARGE
                              (AUD)         BOND FACTOR    COUPON RATE        (AUD)        PAYMENTS (AUD)  OFFS (AUD)
-----------------------------------------------------------------------------------------------------------------------
CLASS A3 NOTES         200,000,000.00       100.000000%        5.31940%     2,681,560.55             0.00     0.00
CLASS B NOTES           33,600,000.00       100.000000%   Not Disclosed    Not Disclosed             0.00     0.00
CLASS C NOTES            4,500,000.00       100.000000%   Not Disclosed    Not Disclosed             0.00     0.00
--------------------------------------------------------------------------------------------------------------------

                                                                    31-DEC-02
POOL SUMMARY                                                            AUD
--------------------------------------------------------------------------------
Outstanding Balance - Variable Rate Housing Loans                   805,139,913
Outstanding Balance - Fixed Rate Loans                              131,737,743
Number of Loans                                                          10,421
Weighted Average Current LVR                                             56.90%
Average Loan Size                                                        89,903
Weighted Average Seasoning                                              50 mths
Weighted Average Term to Maturity                                      242 mths


PRINCIPAL COLLECTIONS                                                   AUD
--------------------------------------------------------------------------------
Scheduled Principal Payments                                       9,664,568.40
Unscheduled Principal Payments                                    85,642,949.81
Redraws                                                            9,498,659.98
Principal Collections                                             85,808,858.23


TOTAL AVAILABLE PRINCIPAL                                               AUD
--------------------------------------------------------------------------------
Principal Collections                                             85,808,858.23
Principal Charge Offs                                                      0.00
Pay Back of Principal Draw                                                 0.00
Total Available Principal                                         85,808,858.23
Outstanding Principal Draws From Previous Period                           0.00
Principal Distributed                                             85,808,858.23
Principal Retained                                                         0.00


TOTAL AVAILABLE FUNDS                                                   AUD
--------------------------------------------------------------------------------
Available Income                                                  17,533,532.27
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00
Total Available Funds                                             17,533,532.27


REDRAW & LIQUIDITY FACILITIES                                           AUD
--------------------------------------------------------------------------------
Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00
--------------------------------------------------------------------------------



CPR
--------------------------------------------------------------------------------
                                              OCT-02      NOV-02       DEC-02
                                              ----------------------------------

                            1 MTH CPR         26.06%      27.47%       26.77%
--------------------------------------------------------------------------------


ARREARS
--------------------------------------------------------------------------------
                            % OF POOL
                           (BY NUMBER)
                           -----------
31 - 59 DAYS                  0.61%
60 - 89 DAYS                  0.14%
90+ DAYS                      0.14%

DEFAULTS*                     0.05%

LOSSES                         Nil

* Defaults are also included in the 90+ days arrears category.
--------------------------------------------------------------------------------

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